UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2003

Date of report (Date of earliest event reported)

ASSISTED LIVING CONCEPTS, INC.

(exact name of registrant as specified in its charter)

NEVADA	1-13498	93-1148702

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

1349 Empire Central, Suite 900, Dallas, TX 75247

(Address of Principal Executive Offices) (Zip Code)

(214) 424-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE	1
SIGNATURES	2

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Richard C. Ladd, a director of the Company, died on Saturday, August 30, 2003. Mr. Ladd was first elected to the Company’s Board of Directors in 1994 and was recently re-elected to serve a ninth consecutive term at the Company’s Annual Shareholders’ Meeting in May 2003. Mr. Ladd was a member of the Company’s Audit Committee and Quality Assurance Committee. Mr. Ladd also served as Chairman of the Board from March 1999 to March 2000.

“Dick was a visionary in the field of long-term care.” said Steven L. Vick, President and Chief Executive Officer. “He was the principal architect of Medicaid reimbursed community based care for older and disabled adults. These “waiver” programs positively impacted the lives of thousands of older adults and their families.”

Mr. Vick continued, “Dick will be sorely missed not only by ALC, but also by those who have come to recognize the important contributions he made in the field of long-term care.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.

	By:	/s/ Matthew G. Patrick

		Name:	Matthew G. Patrick
		Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Date: September 4, 2003